United States
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                        Date of Report: July 27, 2006


                    PROVIDENCE AND WORCESTER RAILROAD COMPANY
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              (Exact name of registrant as specified in its charter

  Rhode Island                      0-16704                  05-0344399
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 (State of incorporation         (Commission                (IRS Employer Iden-
  or organization)                File Number)                tification No.)

  75 Hammond Street, Worcester, Massachusetts                             01610
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  (address of principal executive offices)                           (Zip Code)

  Registrant's telephone number:  508-755-4000
--------------------------------------------------------------------------------


                                       N/A
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          (Former name or former address, if changed since last report)

Item 8.01 Other Events
          ------------

          By press release dated July 26, 2006 the Registrant reported to the general public progress relating to the Company's South Quay property and the Freight Rail Improvement Project, two projects that have been ongoing for a number of years.


          A description of the foregoing is contained in the press release referred to above, a copy of which is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
          ---------------------------------

          The following exhibit is filed with this report:

          Exhibit 20 - Press Release dated July 26, 2006

                                    Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                    Providence and Worcester
                                      Railroad Company

                                    By: /s/ Robert J. Easton
                                        --------------------
                                    Robert J. Easton, Treasurer and
                                    Chief Financial Officer

Date: July 27, 2006
                                        2

                                                                      Exhibit 20
                                                                      ----------

                                       -----------------------------------------
                                       Providence and Worcester Railroad Company
                                       -----------------------------------------


Contact: Mary A. Tanona

75 Hammond Street
Worcester, MA  01610

Phone (508) 755-4000, ext. 365
Fax   (508) 795-0748


Press Release


                    Providence and Worcester Railroad Company
                          Announces Project Milestones

     Worcester, MA, July 26, 2006. Providence and Worcester Railroad Company (AMEX: "PWX") today announced progress relating to the Company's South Quay property and the Freight Rail Improvement Project ("FRIP"), two projects that have been ongoing for a number of years.

     Yesterday, a groundbreaking took place for the Warren Avenue extension in East Providence, Rhode Island, a Rhode Island Department of Transportation roadway improvement that will provide a direct link between I-195 and the Company's South Quay property. The South Quay consists of a total of forty-five acres in two parcels - a thirty-three acre parcel that was tide-flowed land filled by the Company and an existing twelve-acre parcel. The Company's fee simple title to the thirty-three acre parcel was confirmed by the Rhode Island Supreme Court in a landmark decision in 1999. The Rhode Island Superior Court confirmed the Company's fee simple title to the twelve-acre parcel in 2000. The property is located a half mile from Route I-195. The principal planner for the City of East Providence was recently quoted in a published article as saying that the link to the highway is believed to be "critical because, from the standpoint of developers, one of their greatest concerns is having direct access to the interstate." The project is anticipated to be substantially complete by 2007.

     The FRIP was originally proposed by the State of Rhode Island in the mid-1990s to increase the capacity of the electrified Northeast Corridor along a twenty-two-mile corridor from Central Falls, Rhode Island, through Providence, to Quonset Point/ Davisville and to increase overhead clearances to allow for the movement of modern rail equipment, thereby enabling development of the State's Quonset Point/Davisville port facilities. The FRIP track consists of seventeen miles of dedicated freight track (ten miles of which are new track and seven miles of which were rehabilitated), while the balance of the route consists of shared use of two rehabilitated electrified main lines for five miles). Construction commenced in 2002 at a cost of $148 million to the State of Rhode Island and the federal government and is scheduled to be completed by the third quarter of 2006. As of now, the inaugural train on the FRIP track is tentatively scheduled for the end of August, with regular service to commence in September 2006.

     In a letter to Company shareholders dated July 26, 2006, PWX President, P. Scott Conti, stated that, "The Company looks forward to the completion of the Warren Avenue extension and the inauguration of service on the FRIP track with great anticipation."

     In addition, the Company announced that, at its regular quarterly meeting on July 26, 2006, the Board of Directors of the Company declared a dividend of $.04 per share on the outstanding Common Stock of the Company, payable August 21, 2006 to shareholders of record on August 7, 2006.


---------------------

This release contains "forward-looking statements" within the meaning of section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic condition, and changing competition which could cause actual results to differ materially from those indicated herein. Further information on these risk factors is included in the Company's filings with the Securities and Exchange Commission.


Contact Person:   P&W:     Mary A. Tanona
                           (508) 755-4000 (x365)